EXHIBIT 99.1

TILRAY STOCKHOLDERS APPROVE
PROPOSAL TO INCREASE AUTHORIZED SHARES AT SPECIAL MEETING

Providing Company with Additional Shares to Execute Against Strategic Plan to Accelerate Growth and Drive Value Creation

NEW YORK & LEAMINGTON, Ontario – Sept 10, 2021 -- Tilray, Inc. (“Tilray” or the “Company”) (NASDAQ | TSX: TLRY), a leading global cannabis-lifestyle and consumer packaged goods company, today announced that stockholders holding more than a majority of its issued and outstanding shares of common stock have approved an increase in the number of authorized shares of its common stock.

Irwin D. Simon, Chairman and CEO, Tilray said: “We brought together Tilray and Aphria less than five months ago with a clear vision to create the world’s leading cannabis-focused consumer brands company. Since that time, we have been laser focused on capitalizing on the strength of our unparalleled geographic footprint and operational scale to drive the performance of our Company. Due to the support of our stockholders, Tilray now has the resources we need to build on our momentum and execute on our plans. We sincerely thank our stockholders for their investment in the Company and we are committed to driving strong value creation now and into the future.”

Building on Strong Momentum
Since the merger of Tilray and Aphria, which closed in May 2021, the new Tilray has made substantial strides across its business, by driving increased revenue through rapidly expanding its international medical business, introducing a new medical brand in Canada while increasing its share in that market, and making strong progress towards its target of $80 million in synergies. The Company also recently acquired a majority of the outstanding convertible notes of MedMen Enterprises, Inc. (CSE: MMEN) (OTCQX: MMNFF), the premier American cannabis retailer, enabling Tilray to move quickly in harnessing the opportunity it has in the $80 billion U.S. cannabis market when federal legalization allows.

Executing on Strategic Growth Plan
With additional authorized shares, Tilray is now able to accelerate its progress towards its goal of delivering $4 billion in revenue by the end of fiscal 2024 by taking full advantage of its competitive differentiators and executing on its strategy.

•	The industry’s broadest geographic footprint and operational scale – Tilray now possesses both the geographic footprint and operational scale to emerge as a consolidator in the global cannabis market.

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Leadership position in Canada, with a complete portfolio of product offerings and carefully curated brands – Tilray plans to further strengthen its position as the #1 Canadian LP in total sales with the goal of increasing its retail market share from 16% to 30% by the end of fiscal 2024.

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Tremendous international growth opportunities from a strong base – Tilray is focused on further expanding its strong presence in the European Union, which has two-times the population of the U.S., with the goal of generating $1 billion in revenue.

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A leading U.S. CPG platform to be immediately leveraged for cannabis products upon federal legalization – Tilray currently has a strong consumer packaged goods presence and infrastructure with two strategic pillars, SweetWater, the 11th largest craft brewer in the U.S., and Manitoba Harvest, a pioneer in branded hemp, CBD and wellness products, with access to 17,000 stores in North America. Together, they currently generate more than $100 million and are profitable, and have clear opportunity for continued growth.

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Accretive acquisitions and other growth opportunities – In addition to our recent acquisition of the majority of MedMen’s convertible notes, the Company intends to actively pursue accretive and strategic acquisition opportunities in the U.S., Canada, and globally.

About Tilray

Tilray, Inc. is a leading global cannabis-lifestyle and consumer packaged goods company with operations in Canada, the United States, Europe, Australia, and Latin America that is changing people’s lives for the better – one person at a time – by inspiring and empowering the worldwide community to live their very best life by providing them with products that meet the needs of their mind, body, and soul and invoke a sense of wellbeing. Tilray’s mission is to be the trusted partner for its patients and consumers by providing them with a cultivated experience and health and wellbeing through high-quality, differentiated brands and innovative products. A pioneer in cannabis research, cultivation, and distribution, Tilray’s unprecedented production platform supports over 20 brands in over 20 countries, including comprehensive cannabis offerings, hemp-based foods, and alcoholic beverages.

For more information about Tilray, Inc., visit: http://www.Tilray.com

Forward-Looking Statements
Certain statements in this communication that are not historical facts constitute forward-looking information or forward-looking statements (together, “forward-looking statements”) under Canadian securities laws and within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are intended to be subject to the “safe harbor” created by those sections and other applicable laws. Forward-looking statements can be identified by words such as “forecast,” “future,” “should,” “could,” “enable,” “potential,” “contemplate,” “believe,” “anticipate,” “estimate,” “plan,” “expect,” “intend,” “may,” “project,” “will,” “would” and the negative of these terms or similar expressions, although not all forward-looking statements contain these identifying words. Forward-looking statements include statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things, the Company’s ability to become the world's leading cannabis-focused consumer branded company with $4 billion of revenue by end of fiscal year 2024; the Company’s ability to execute its strategic growth plan; the Company’s plan to become the #1 Canadian LP in total sales on a consolidated basis; the projected growth in the Company’s market share and growth in the EU market.  Certain material factors, estimates, goals, projections or assumptions were used in drawing the conclusions contained in the forward-looking statements throughout this communication. Many factors could cause actual results, performance or achievement to be materially different from any forward-looking statements, and other risks and uncertainties not presently known to the Company or that the Company deems immaterial could also cause actual results or events to differ materially from those expressed in the forward-looking statements contained herein. For a more detailed discussion of these risks and other factors, see Tilray’s most recently filed Annual Report on Form 10-K (and other periodic reports filed with the SEC) of Tilray made with applicable securities regulatory authorities and available on SEDAR and EDGAR. The forward-looking statements included in this communication are made as of the date of this communication and the Company does not undertake any obligation to publicly update such forward-looking statements to reflect new information, subsequent events or otherwise unless required by applicable securities laws.

Contacts
For media inquiries, please contact:
Berrin Noorata
news@tilray.com

For investor inquiries, please contact:
Raphael Gross 203-682-8253
Raphael.Gross@icrinc.com